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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 Nos. 333-142064, 333-118691, 333-123903) of CRA International, Inc., and

  (2)
  Registration Statement (Form S-8 Nos. 333-184916, 333-170142, 333-164621, 333-133450, 333-63453) pertaining to the Employees' Benefits Plan of CRA International, Inc.;

of our reports dated March 15, 2017, with respect to the consolidated financial statements of CRA International, Inc., and the effectiveness of internal control over financial reporting of CRA International, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 15, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm